      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 1998

                                       SECURITIES ACT FILE NO.
                                       INVESTMENT COMPANY ACT FILE NO. 811-6672
================================================================================



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM N-2

                             REGISTRATION STATEMENT                     [ ]
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           PRE-EFFECTIVE AMENDMENT NO.                  [ ]


                          POST-EFFECTIVE AMENDMENT NO.                  [ ]

                                     AND/OR


                             REGISTRATION STATEMENT                     [ ]
                                      UNDER
                           THE SECURITIES ACT OF 1940


                                 AMENDMENT NO. 6                        [X]
                        (Check appropriate box or boxes)

                         -------------------------------

                              THE CHINA FUND, INC.
               (Exact Name of Registrant as Specified in Charter)

                                    C/O HSBC
                                   JAMES CAPEL
                             140 BROADWAY, 5TH FLOOR
                            NEW YORK, NEW YORK 10005
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       Registrant's Telephone Number, including Area Code: (212) 808-0500

                         -------------------------------

                       THOMAS R. CALLAHAN, VICE PRESIDENT
                              THE CHINA FUND, INC.
                                    C/O HSBC
                                   JAMES CAPEL
                                  140 BROADWAY
                            NEW YORK, NEW YORK 10005
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                         -------------------------------

                                 With Copies to:
                          LEONARD B. MACKEY, JR., ESQ.
                               ROGERS & WELLS LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                (212) 878-8000



================================================================================

                                EXPLANATORY NOTE

               This filing is made solely for the purpose of filing as an Exhibit an amendment to the By-Laws of The China Fund, Inc.

                          PART C. -- OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS

        (1)    Financial Statements.

               Schedule of Investments at October 31, 1993.+

               Statement of Assets and Liabilities at October 31, 1993.+

               Statement of Operations for the fiscal year ended October 31, 1993.+

               Statement of Changes in Net Assets for the fiscal year ended October 31, 1993 and the fiscal period ended October 31, 1992.+

               Financial Highlights.+

               Notes to Financial Statements.+

               Report of Independent Accountants dated December 10, 1993.+


---------------
+ Previously incorporated by reference to the Fund's Annual Report for the Year Ended October 31, 1993, filed on December 28, 1993 in the Registrant's Registration Statement on Form N-2 (File No. 33-74472).


(2)     Exhibits

(a) Articles of Incorporation (previously filed as Exhibit 1 to the Registrant's Registration Statement on Form N-2 (File No. 33-47965)).

(b)(1) Amended and Restated By-Laws (previously filed as Exhibit 2 to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File No. 33-47965)).

(b)(2)  Amendment to Amended and Restated By-Laws.*

(c)     Inapplicable.

(d)(1) Specimen certificate for Common Stock, par value $.01 per share (previously filed as Exhibit 4 to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File No. 33- 47965).

(d)(2) Form of Subscription Certificate (previously filed as Exhibit (d)(2) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 33-74472)).

(d)(3)  Form of Notice of Guaranteed Delivery (previously filed as Exhibit
        (d)(3) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 33-74472)).

(d)(4) Form of DTC Participant Oversubscription Form (previously filed as Exhibit (d)(4) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 33-74472)).

(d)(5) Form of Subscription Agent Agreement between the Fund and State Street Bank and Trust Company (previously filed as Exhibit (d)(5) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 33-74472)).

(e)     Dividend Reinvestment and Cash Purchase Plan (previously filed as
        Exhibit 10(b) to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File No. 33-47965)).

(f)     Inapplicable.

(g)(1) Investment Advisory and Management Agreement dated as of July 9, 1992 between the Registrant and Wardley Investment Services (Hong Kong) Ltd. (previously filed as Exhibit 6(a) to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File No. 33-47965).

(g)(2) Direct Investment Management Agreement dated as of July 9, 1992 between the Registrant, Wardley Investment Services (Hong Kong) Ltd. and Wardley Direct Investment Management (Hong Kong) Ltd. (previously filed as
        Exhibit 6(b) to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File No. 33-47965)).

(h)(1) Form of Dealer Manager Agreement among the Fund, the Investment Manager, the Direct Investment Manager and the Dealer Managers (previously filed as Exhibit (h)(1) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 33-74472)).

(h)(2) Form of Soliciting Dealer Agreement between the Fund and Soliciting Dealers (previously filed as Exhibit (h)(2) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 33-74472)).

(i)     Inapplicable.

(j) Custodian Contract dated as of July 9, 1992 between the Registrant and State Street Bank and Trust Company (previously filed as Exhibit 9 (a) to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File No. 33-47965)).

(k)(1) Registrar, Transfer Agency and Service Agreement dated as of July 9, 1992 between the Registrant and State Street Bank and Trust Company (previously filed as Exhibit 10(a) to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File No. 33-47965)).

(k)(2) Administration Agreement dated as of July 9, 1992 between Registrant and State Street Bank and Trust Company (previously filed as Exhibit 10(c) to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File No. 33-47965)).

(k)(3) Shareholder Servicing Agreement dated as of July 9, 1992 between the Registrant and Oppenheimer & Co., Inc. (previously filed as Exhibit 10(d) to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File No. 33-47965)).

(k)(4) Economic Advisory Agreement dated as of July 9, 1992 between the Registrant and HongkongBank China Services, Limited (previously filed as
        Exhibit 6(c) to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File No. 33-47965)).

(l)(1)  Opinion and Consent of Rogers & Wells (previously filed as Exhibit
        (l)(1) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 33-74472)).

(l)(2)  Opinion and Consent of Piper & Marbury (previously filed as Exhibit
        (l)(2) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 33-74472).

(m)(1) Designation of Agent for Service of Process by Sir Alan Donald appointing the Registrant as his agent, dated July 7, 1992 (previously filed as Exhibit m(1) to the Registrant's Registration Statement on Form N-2 (File No. 33-74472)).

(m)(2) Designation of Agent for Service of Process by Burton Levin appointing the Registrant as his agent, dated July 7, 1992 (previously filed as Exhibit m(1) to the Registrant's Registration Statement on Form N-2 (File No. 33-74472)).

(m)(3) Designation of Agent for Service of Process by James J. Lightburn appointing the Registrant as his agent, dated July 7, 1992 (previously filed as Exhibit m(l) to the Registrant's Registration Statement on Form N-2 (File No. 33-74472)).

(m)(4) Designation of Agent for Service of Process by David F.J. Paterson appointing the Registrant as his agent, dated July 7, 1992 (previously filed as Exhibit m(1) to the Registrant's Registration Statement on Form N-2 (File No. 33-74472)).

(m)(5) Designation of Agent for Service of Process by Nigel S. Tulloch appointing the Registrant as his agent, dated July 7, 1992 (previously filed as Exhibit m(1) to the Registrant's Registration Statement on Form N-2 (File No. 33-74472)).

(m)(6) Designation of Agent for Service of Process by Wardley Investment Services (Hong Kong) Limited appointing the Registrant as its agent, dated July 9, 1992 (previously filed as Exhibit m(1) to the Registrant's Registration Statement on Form N-2 (File No. 33-74472)).

(m)(7) Designation of Agent for Service of Process by Wardley Direct Investment Management (Hong Kong) Limited appointing the Registrant as its agent, dated July 9, 1992 (previously filed as Exhibit m(1) to the Registrant's Registration Statement on Form N-2 (File No. 33-74472).

(m)(8) Irrevocable Appointment of Agent For Service Of Process, Pleadings and Other Papers by Corporation Non-Resident Investment Adviser by Wardley Investment Services (Hong Kong) Ltd. (previously filed on Form 5-R on May 20, 1987 (File No. 801-29922)).

(m)(9) Irrevocable Appointment of Agent For Service Of Process, Pleadings and Other Papers by Corporation Non-Resident Investment Adviser by Wardley Direct Investment Management (Hong Kong) Ltd. (previously filed on Form 5-R on June 12, 1992 (File No. 801-41785)).

(n) Consent of Independent Accountants (previously filed as Exhibit (n) to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (File No. 33-74472).

(o)     Inapplicable.

(p)     Inapplicable.

(q)     Inapplicable.


----------------------------------

*       Filed herewith

                                   SIGNATURES

        Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the sixth day of July, 1998.



                                            THE CHINA FUND, INC.


                                            By:   /s/ Thomas R. Callahan
                                               --------------------------------
                                                     Thomas R. Callahan
                                                       Vice President

                                  EXHIBIT INDEX


                                                                             Location of Exhibit
Exhibit                                                                         in Sequential
Number                             Description of Document                    Numbering System
------                             -----------------------                    ----------------

2(b)(2)                Amendment to Amended and Restated By-Laws
